Castle Brands Announces National Supply Agreement with Walmart

Castle Brands to Supply Approximately 4,500 Walmart Stores with Goslings Stormy Ginger Beer

NEW YORK – February 28, 2017 — Castle Brands Inc. (NYSE MKT: ROX), a developer and international marketer of premium and super-premium brands, today announced an agreement to supply Goslings Stormy Ginger Beer and Goslings Stormy Diet Ginger Beer to all U.S. Walmart stores. Consumers can expect to find Goslings Stormy Ginger Beer in Walmart stores in March 2017. In addition to its uses as a stand-alone soft drink and as a mixer, Goslings Stormy Ginger Beer and Goslings Black Seal Rum combine to make the trademarked Dark n’ Stormy ® Cocktail.

John Glover, Chief Operating Officer of Castle Brands said, “Supplying Walmart with both the Regular and Diet Goslings Stormy Ginger Beer adds to the brand’s impressive growth and strengthens our position in the U.S. market. We are pleased that Walmart has implemented a full store roll-out. We look forward to working with Walmart to promote the continued success of Goslings Stormy Ginger Beer.”

Malcolm Gosling, President of Goslings-Castle Partners Inc., a global export venture between Castle Brands and the Goslings said, “The agreement with Walmart, the world’s largest retailer, to supply approximately 4,500 stores with Goslings Stormy Ginger Beer, which we believe is the largest selling U.S. premium ginger beer, is an indication of the strength and growing value of the Goslings brand.”

About Castle Brands

Castle Brands is a developer and international marketer of premium and super-premium brands including: Jefferson’s®, Jefferson’s Presidential SelectTM, Jefferson’s Reserve®, Jefferson’s Ocean Aged at Sea Bourbon, Jefferson’s Wine Finish Collection and Jefferson’s Wood Experiments, Goslings® Rums, Goslings® Stormy Ginger Beer, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Pallini® Limoncello, Boru® Vodka, Brady’s® Irish Cream, The Arran Malt® Single Malt Scotch Whisky, The Robert Burns Scotch Whisky and Machrie Moor Scotch Whisky. Additional information concerning the Company is available on the Company’s website, www.castlebrandsinc.com.

Forward Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our business strategies and our expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. You can identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include our history of losses and expectation of further losses, our ability to expand our operations in both new and existing markets, our ability to develop or acquire new brands, our relationships with distributors, the success of our marketing activities, the effect of competition in our industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K for the year ended March 31, 2016, as amended, and other reports we file with the Securities and Exchange Commission. When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Castle Brands Inc.
Investor Relations, 646-356-0200
info@castlebrandsinc.com
www.castlebrandsinc.com